Exhibit 28.1
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                        ANNUAL STATEMENT AS TO COMPLIANCE

David Imig, Senior Vice President and Director of Loan Servicing, of Washington Mutual Bank, FA (the "Bank"), pursuant to Section 3.10 of certain Pooling and Servicing Agreements between the Bank, as seller and servicer, and Banker's Trust Co. of California, as trustee, dated as of the respective dates set forth below (the "Pooling and Servicing Agreements") pursuant to which Mortgage Pass-Through Certificates of the indicated Series were issued:

         Date of Pooling and          Mortgage Pass-Through
         Servicing Agreement          Certificates, Series
         -------------------          ---------------------

           September 1, 1987                 1987-A
           July 1, 1987                      1987-1
           March 1, 1988                     1988-1
           April 1, 1988                     1988-2
           June 1, 1988                      1988-3
           August 1, 1988                    1988-4
           December 1, 1988                  1988-5
           January 1, 1989                   1989-1

do hereby certify that:

(i) a review of the activities of the Bank for the year ended December 31, 1998 and of performance under the Pooling and Servicing Agreements has been made under our supervision, and

(ii) to the best of our knowledge, based on such review, the Bank has fulfilled all of its obligations under each Pooling and Servicing Agreement throughout such year.

         IN WITNESS WHEREOF, we have hereunto signed our names as of this 26th day of February 1999.



/s/ David Imig
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David Imig
Senior Vice President,
and Director of Loan Servicing